                                                                    EXHIBIT 99.1


AT THE COMPANY:         AT FINANCIAL RELATIONS BOARD:

Bruce C. Karsk          Marilyn Windsor     Diane Hettwer        Tim Grace
Executive VP and CFO    General Inquiries   Analyst Inquiries    Media Inquiries
402-829-6803            702-515-1260        312-640-6760         312-640-6667

FOR IMMEDIATE RELEASE
TUESDAY, JUNE 22, 2004

              LINDSAY MANUFACTURING CO. REPORTS FISCAL 2004 THIRD-
                           QUARTER, NINE-MONTH RESULTS

OMAHA, NEB., JUNE 22, 2004--LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for its fiscal third quarter ended May 31, 2004. Revenues grew 28 percent from the same period last year, and earnings per diluted share were $0.36 compared with $0.41 in the year-ago period.

THIRD-QUARTER RESULTS
Third-quarter fiscal 2004 total revenues were $62.3 million, up 28 percent from $48.8 million for the prior-year period. Irrigation equipment revenues were up 28 percent to $58.7 million as domestic irrigation revenues increased 22 percent while international revenues, including exports, grew 49 percent. Diversified products revenues for the quarter were 18 percent higher than the comparable period last year.

"Demand for our products has been robust this season, and we have seen strength in domestic as well as international markets," said Rick Parod, president and chief executive officer. "While U.S. crop prices have softened somewhat from their highs earlier this year, prices are still better than in 2003, and domestic farm income is healthy. Our operations in South America, Africa and Europe and our export business all saw double-digit revenue growth for the quarter."

Gross profit was $13.0 million compared with $12.5 million and gross margin decreased to 20.9 percent from 25.6 percent year-over-year, reflecting the significant increases in steel costs this fiscal year. Operating expenses increased, as planned, due to incremental professional and legal fees required to support Sarbanes-Oxley initiatives and increases in sales personnel cost and general corporate insurance cost. However, operating expenses as a percentage of revenue improved to 11.0 percent from 12.4 percent in the fiscal third quarter last year. Operating income was $6.1 million compared with $6.4 million during the same period last year. Net earnings were $4.3 million, or $0.36 per diluted share, compared with $4.8 million, or $0.41 per diluted share, in last year's third quarter.

Parod commented, "Margins for the quarter continued to reflect the impact of the rapid increases in steel costs, which essentially doubled inside of a six-month period. Recently, steel costs have begun to level off, which should allow our pricing to catch up and thus strengthen our ongoing margins."

Lindsay's order backlog at May 31, 2004 improved to $19.8 million compared with $12.2 million at May 31, 2003, reflecting increases in both pricing and volume.

NINE-MONTH RESULTS
Total revenues for the nine months were $150.3 million, a 15 percent increase from $130.4 million for the prior-year period. Irrigation equipment revenues of $141.4 million grew 16 percent from a year ago, while diversified products revenues were 3 percent higher than the previous year. Gross profit was $32.0 million compared with $31.8 million and gross margin decreased to 21.3 percent from 24.4 percent year-over-year, reflecting the significant increases in steel costs this fiscal year. Operating expenses increased, as planned, due to increased sales and administrative personnel costs, incremental costs related to the company's Sarbanes-Oxley initiatives, and greater engineering and research expenditures. Net earnings were $8.9 million, or $0.75 per diluted share, compared with $11.0 million, or $0.92 per diluted share, for the nine months ended May 31, 2003.

Shareholders' equity at May 31, 2004 was $111.8 million, or $9.50 per outstanding common share, compared with $103.5 million, or $8.82 per outstanding common share, at May 31, 2003. Cash and marketable securities at May 31, 2004 were $57.2 million compared with $54.2 million at May 31, 2003.

OUTLOOK UPDATE
Lindsay now expects that revenues will grow approximately 14 to 16 percent for fiscal 2004. "Continued healthy U.S. farm economics are driving domestic demand. On the international side, we are also seeing positive economic factors, and we expect to benefit from greater revenue contributions from our recently expanded Brazilian and South African operations," Parod said.

"We have completed the move into our new facility in Brazil, which has more than doubled our capacity there. I am pleased to report that the move caused no disruptions to operations. In South Africa, we recently completed the acquisition of Stettyn, a manufacturer of center pivots. In combination with our existing business that we established in fiscal 2003, we believe that we are now the market share leader in South Africa and the Sub-Sahara region," he added.

The company continues to closely control operating expenses at each of its operating units and realized operating expense leverage for the third-quarter. "Additionally, we are seeing quarter-over-quarter progress toward our goal of bringing our international operations' margins up near the levels earned in the domestic market, and we believe that we will continue to narrow the gap during the fiscal fourth quarter," Parod stated.

Commenting on the earnings outlook, Parod said, "While our revenue growth is expected to be strong and margins are now normalizing, given the unprecedented escalation in steel costs during the fiscal year, we anticipate fiscal 2004 earnings per share will be slightly above the level achieved in fiscal 2002, which was $0.90 per share." He noted that while the Stettyn acquisition will contribute to revenues during the fourth quarter, it should have no impact on earnings for the balance of fiscal 2004, and will be modestly accretive to earnings thereafter.

"Our strategy is to use our financial resources to deliver growth and value to shareholders through multiple avenues. An accretive acquisition, such as Stettyn, is just one method to enhance shareholder value. We will continue to use, over time, a balanced approach that includes accretive acquisitions, organic growth opportunities, share repurchases and dividend payments," Parod concluded.

Under Lindsay's share repurchase plan, management has an existing authorization to purchase up to 1.2 million shares of the company's stock.

THIRD-QUARTER CONFERENCE CALL
Lindsay's third-quarter fiscal 2004 investor conference call is scheduled for 11 a.m. ET today. This call will be simulcast and available over the Internet via the web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will be accessible via the company's website at www.lindsaymanufacturing.com.

ABOUT THE COMPANY
Lindsay manufactures and markets Zimmatic, Greenfield, and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At May 31, 2004, Lindsay had approximately 11.8 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              SEE LINDSAY'S WEBSITE AT www.lindsaymanufacturing.com

                           - FINANCIAL TABLES FOLLOW -

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2004 AND 2003

                                                        (UNAUDITED)                    (UNAUDITED)
                                                     THREE MONTHS ENDED             NINE MONTHS ENDED
                                                 --------------------------     -------------------------
                                                    MAY             MAY            MAY            MAY
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)            2004            2003           2004           2003
                                                 ----------      ----------     ----------     ----------
Operating revenues                               $   62,286      $   48,833     $  150,274     $  130,422
Cost of operating revenues                           49,299          36,334        118,323         98,650
                                                 ----------      ----------     ----------     ----------
Gross profit                                         12,987          12,499         31,951         31,772
                                                 ----------      ----------     ----------     ----------

Operating expenses:
  Selling expense                                     2,830           2,662          8,588          7,761
  General and administrative expense                  3,255           2,737          9,527          8,008
  Engineering and research expense                      762             675          2,198          1,907
                                                 ----------      ----------     ----------     ----------
Total operating expenses                              6,847           6,074         20,313         17,676
                                                 ----------      ----------     ----------     ----------
Operating income                                      6,140           6,425         11,638         14,096
Interest income, net                                    341             350          1,126          1,163
Other (expense) income, net                             (53)            246            437            584
                                                 ----------      ----------     ----------     ----------
Earnings before income taxes                          6,428           7,021         13,201         15,843
Income tax provision                                  2,083           2,199          4,260          4,876
                                                 ----------      ----------     ----------     ----------
Net earnings                                     $    4,345      $    4,822     $    8,941     $   10,967
                                                 ==========      ==========     ==========     ==========


Basic net earnings per share                     $     0.37      $     0.41     $     0.76     $     0.94
                                                 ==========      ==========     ==========     ==========

Diluted net earnings per share                   $     0.36      $     0.41     $     0.75     $     0.92
                                                 ==========      ==========     ==========     ==========


Average shares outstanding                           11,760          11,734         11,752         11,727
Diluted effect of stock options                         187             144            207            173
                                                 ----------      ----------     ----------     ----------
Average shares outstanding assuming dilution         11,947          11,878         11,959         11,900
                                                 ==========      ==========     ==========     ==========

Cash dividends per share                         $    0.050      $    0.035     $    0.150     $    0.105
                                                 ==========      ==========     ==========     ==========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    MAY 31, 2004 AND 2003 AND AUGUST 31, 2003

                                                          (UNAUDITED)      (UNAUDITED)
                                                             MAY               MAY              AUGUST
($ IN THOUSANDS, EXCEPT PAR VALUES)                          2004              2003              2003
                                                         ------------      ------------      ------------
ASSETS
Current Assets:
  Cash and cash equivalents                              $     12,055      $     12,970      $     15,368
  Marketable securities                                        12,692             9,288             8,770
  Receivables, net                                             36,427            29,303            22,970
  Inventories, net                                             22,700            20,972            20,019
  Deferred income taxes                                         2,539             1,220             2,301
  Other current assets                                          2,142               953             1,010
                                                         ------------      ------------      ------------
  Total current assets                                         88,555            74,706            70,438

Long-term marketable securities                                32,462            31,943            38,674
Property, plant and equipment, net                             14,992            13,956            13,889
Other noncurrent assets                                         8,394             8,339             8,219
                                                         ------------      ------------      ------------
Total assets                                             $    144,403      $    128,944      $    131,220
                                                         ============      ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                       $      9,879      $      8,967      $      8,228
  Other current liabilities                                    20,261            14,327            16,053
                                                         ------------      ------------      ------------
  Total current liabilities                                    30,140            23,294            24,281

Pension benefits liabilities                                    2,315             1,688             2,315
Noncurrent liabilities                                            179               432               333
                                                         ------------      ------------      ------------
Total liabilities                                              32,634            25,414            26,929
                                                         ------------      ------------      ------------

Commitments and Contingencies

Shareholders' equity:
    Preferred stock, ($1 par value, 2,000,000 shares
      authorized, no shares issued and outstanding)                --                --                --
    Common stock, ($1 par value, 25,000,000 shares
      authorized, 17,485,679,  17,458,052 and
      17,459,561 shares issued in May 2004 and 2003,
      and August 2003)                                         17,486            17,458            17,460
    Capital in excess of stated value                           2,677             2,467             2,484
    Retained earnings                                         181,511           173,000           174,333
    Less treasury stock, (at cost, 5,724,069 shares)          (89,898)          (89,898)          (89,898)
    Accumulated other comprehensive gain (loss)                    (7)              503               (88)
                                                         ------------      ------------      ------------
Total shareholders' equity                                    111,769           103,530           104,291
                                                         ------------      ------------      ------------
Total liabilities and shareholders' equity               $    144,403      $    128,944      $    131,220
                                                         ============      ============      ============

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE NINE MONTHS ENDED MAY 31, 2004 AND 2003
                                   (UNAUDITED)

                                                                                  MAY             MAY
($ IN THOUSANDS)                                                                  2004            2003
                                                                               ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                                $    8,941      $   10,967
   Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
      Depreciation and amortization                                                 2,242           2,679
      Amortization of marketable securities premiums, net                             109            (154)

      Gain on sale of fixed assets                                                    (30)            (52)
      Provision for uncollectible accounts receivable                                 178             226
      Equity in net loss (earnings) of equity method investments                      235            (104)
      Deferred income taxes                                                          (134)            204
      Other, net                                                                      (56)           (103)
   Changes in assets and liabilities:
      Receivables, net                                                            (13,432)         (5,800)
      Inventories, net                                                             (2,522)         (5,389)
      Other current assets                                                         (1,335)           (171)
      Accounts payable, trade                                                       1,694           2,899
      Other current liabilities                                                     3,379            (990)
      Current taxes payable                                                           661           1,333
      Other noncurrent assets and liabilities                                        (630)            617
                                                                               ----------      ----------
   Net cash (used in) provided by operating activities                               (700)          6,162
                                                                               ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                      (3,308)         (2,143)
   Proceeds from sale of property, plant and equipment                                 90              88
   Purchases of marketable securities held to maturity                             (2,982)         (6,339)

   Proceeds from maturities of marketable securities held to maturity               6,676           9,153

   Purchases of marketable securities available for sale                           (7,371)         (5,156)

   Proceeds from sale of marketable securities available for sale                   5,861              --
                                                                               ----------      ----------
   Net cash used in investing activities                                           (1,034)         (4,397)
                                                                               ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of options under stock option plan                          225              23
   Dividends paid                                                                  (1,763)         (1,232)
                                                                               ----------      ----------
   Net cash used in financing activities                                           (1,538)         (1,209)
                                                                               ----------      ----------
   Effect of exchange rate changes on cash                                            (41)            (11)
                                                                               ----------      ----------
   Net (decrease) increase in cash and cash equivalents                            (3,313)            545
   Cash and cash equivalents, beginning of period                                  15,368          12,425
                                                                               ----------      ----------
   Cash and cash equivalents, end of period                                    $   12,055      $   12,970
                                                                               ==========      ==========